SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2010

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

726 Exchange Street, Suite 618 Buffalo, NY		14210
(Address of Principal Executive Offices		(Zip Code)

Registrant's telephone number, including area code:        (716) 819-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02.                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2010, First Niagara Financial Group, Inc. (“FNFG”) announced the pending departure of Executive Vice President for Consumer Banking, J. Lanier Little.  FNFG expects Mr. Little’s last day of employment to be no later than August 31, 2010.

On June 4, 2010, FNFG entered into an agreement with Mr. Little, pursuant to which FNFG will pay Mr. Little up to a maximum of $765,000 (depending on his last day of employment) in cash and expense reimbursements, will accelerate the vesting of certain equity awards and will extend the exercise dates for those awards for one year after the date Mr. Little’s employment terminates.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  Not applicable

(b)           Pro Forma Financial Information.  Not Applicable

(c)           Exhibits.

Exhibit 10.1    Acknowledgment and Release Agreement Between FNFG and J. Lanier Little

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: June 10, 2010	By: /s/ Elizabeth A. Bauman Elizabeth A. Bauman
Chief Administrative Officer
(Duly authorized representative)